Exhibit 10 (A)
SECOND AMENDMENT TO THE
CARPENTER TECHNOLOGY CORPORATION
STOCK-BASED INCENTIVE COMPENSATION PLAN
FOR OFFICERS AND KEY EMPLOYEES

THIS SECOND AMENDMENT is made as of the 17th day of January, 2023, by Carpenter Technology Corporation, a corporation organized under the laws of the State of Delaware (the “Company”).

INTRODUCTION

The Company maintains the Carpenter Technology Corporation Stock-Based Incentive Compensation Plan for Officers and Key Employees (the “Plan”), which was last amended and restated to be effective as of October 11, 2022, as amended once since such date. The Company reserved the right to amend the Plan pursuant to Section 10.1 thereof. The Company wishes to amend to the Plan to extend the length of time reserved for the Company to pay dividends, pay dividend equivalents, issue shares of common stock of the Company, or release shares of common stock of the Company from restrictions to which they were subject, in each case, following the end of the applicable Performance Period or Restriction Period (both, as defined in the Plan) from 30 days to 45 days for awards granted under the Plan on and after July 1, 2023.

AMENDMENT

NOW THEREFORE, the Plan is amended, effective as of January 17, 2023, as follows:

1.By deleting Section 6.1(b) in its entirety and substituting therefor the following:

“(b) From time to time during the Restriction Period, the Committee may, but is not required to, authorize the payment or accrual of an amount equivalent to a dividend declared and paid on the Company’s Common Stock to any Participant awarded Restricted Stock. With respect to Restricted Stock granted on or after October 8, 2019, but before July 1, 2023, any amount so accrued shall be settled as soon as practicable following, but not later than 30 days after, the end of the Restriction Period applicable to the underlying Restricted Stock, subject to the satisfaction of the performance, employment or other conditions set forth in the Award Agreement. With respect to Restricted Stock granted on or after July 1, 2023, any amount so accrued shall be settled as soon as practicable following, but not later than 45 days after, the end of the Restriction Period applicable to the underlying Restricted Stock, subject to the satisfaction of the performance, employment or other conditions set forth in the Award Agreement. Such payment may be made in cash or deemed reinvested in Restricted Stock as determined by the Committee in its sole discretion. For the avoidance of doubt, any dividend with respect to Restricted Stock under this Section 6.1(b) shall not be settled unless and until the performance, employment or other vesting conditions set forth in the applicable Award Agreement are satisfied. During the Restriction Period, the Participant shall have the right to vote the shares of Restricted Stock.”

1.By deleting the last sentence of existing Section 6.1(c) and substituting therefor the following:

“At the end of the Restriction Period applicable to all or a portion of the Restricted Stock, as applicable, the restrictions imposed hereunder shall lapse with respect to that number of shares of Restricted Stock and these shares will be transferred to an unrestricted account in the Participant’s name as soon as practicable following, but not later than 30 days (45 days for Restricted Stock awarded on or after July 1, 2023) after, the end of the Restriction Period applicable to the underlying Restricted Stock, subject to the satisfaction of the performance, employment or other conditions set forth in the Award Agreement.”

1.By deleting Section 6.3(b)(ii) in its entirety and substituting therefor the following:

“(ii) With respect to Restricted Stock Units awarded on or after October 8, 2019, but before July 1, 2023, any such accrual, if authorized, shall be settled as soon as practicable following, but not later than 30 days after, the later of the close of the Performance Period or the close of the Restriction Period applicable to the underlying Restricted Stock Units, and subject to the satisfaction of the terms and conditions applicable to such Restricted Stock Units. With respect to Restricted Stock Units awarded on or after July 1, 2023, any such accrual, if authorized, shall be settled as soon as practicable following, but not later than 45 days after, the later of the close of the Performance Period or the close of the Restriction Period applicable to the underlying Restricted Stock Units, and subject to the satisfaction of the terms and conditions applicable to such Restricted Stock Units. Such dividend equivalent shall be settled in the form of (i) cash or (ii) additional Restricted Stock Units that shall be subject to the provisions of the Award Agreement governing the Restricted Stock Units upon which the dividend equivalent is paid and added to the number of Restricted Stock Units awarded under such Award Agreement. For the avoidance of doubt, any dividend equivalent amount with respect to Restricted Stock Units under this Section 6.3(b)(ii) shall not be settled unless and until the performance, employment or other vesting conditions set forth in the applicable Award Agreement are satisfied.”

1.By deleting the header language of existing Section 6.3(d) and substituting therefor the following:

Exhibit 10 (A)
“(d) Form and Timing of Payment of Restricted Stock Units: Payment of Restricted Stock Units awarded prior to July 1, 2023, shall be made as soon as practicable but not later than 30 days following the later of the close of the Performance Period or the close of the Restriction Period, as determined by the Committee and specified in the applicable Award Agreement. Payment of Restricted Stock Units awarded on or after July 1, 2023, shall be made as soon as practicable but not later than 45 days following the later of the close of the Performance Period or the close of the Restriction Period, as determined by the Committee and specified in the applicable Award Agreement. Payment shall be made in the form specified in the Award Agreement, which may be either in:”

1.By deleting Section 6.4(d) in its entirety and substituting therefor the following:

“(d) Notwithstanding the foregoing, with respect to a Participant who, as of the date of the Participant’s Separation from Service, is a “Specified Employee” within the meaning of section 409A of the Code and the Treasury regulations and other guidance thereunder, any payment of deferred Restricted Stock Units on account of the Participant’s Separation from Service in accordance with Section 6.4(c)(i) may not be made earlier than 6 months following such Participant’s Separation from Service, except that in the event of any Participant’s earlier death, such Restricted Stock Units shall be paid within 30 days

(45 days for Restricted Stock Units awarded on or after July 1, 2023) after the Company receives notice of the Participant’s death; and“

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Second Amendment.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed on the day and year first written above.

CARPENTER TECHNOLOGY CORPORATION

By:
Print Name: James D. Dee
Title: Senior Vice President, General Counsel and Secretary